UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 26, 2015

MGT CAPITAL INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528

(Address of principal executive offices)

(914) 630-7431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 26, 2015, MGT Capital Investments, Inc. (the “Company”) purchased a promissory note (the “Note”) in the principal amount of $250,000 bearing interest at the rate of five percent (5%) per annum from Tera Group, Inc. (“Tera”), owner of TeraExchange, LLC, a Swap Execution Facility regulated by the U.S. Commodity Futures Trading Commission. The aggregate unpaid principal balance and all accrued and unpaid interest are due and payable upon demand at any time after August 15, 2015.

Item 8.01	Other Events.

On February 27, 2015, the Company issued a press release (the “Release”) announcing that the Company entered into a non-binding Letter of Intent (“LOI”) with Tera Group, Inc. A copy of the Release is attached hereto and incorporated herein by reference in its entirety as Exhibit 99.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.01	5% Promissory Note dated February 26, 2015 issued by Tera Group, Inc.

99.01	Press Release, dated February 27, 2015 issued by MGT Capital Investments, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.

Dated: February 27, 2015	BY:	/s/ ROBERT B. LADD
Robert B. Ladd President and Chief Executive Officer